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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 7, 2004

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On January 7, 2003 UnitedGlobalCom, Inc. ("United") received written notice that Liberty Media Corporation ("Liberty"), United's largest stockholder, on behalf of itself and certain of its subsidiaries elected to acquire an additional 15,173,898 shares of United's Class A common stock at $7.6929 per share pursuant to a preemptive right that became exercisable in connection with the closing of United's exchange offer for shares UGC Europe, Inc. and the related short-form merger. The purchase price of these shares is an aggregate of $116.7 million, payable by cancellation of $104.6 million of outstanding indebtedness that one of United's subsidiaries owes to one of Liberty's subsidiaries and cash. The closing of this preemptive right purchase is scheduled to occur in late January, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ ELLEN P. SPANGLER Ellen P. Spangler Secretary

Date: January 8, 2004

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE